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                                                                    Exhibit 23.2

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 3 to Registration Statement No. 333-100428 of FTI Consulting, Inc. of our report dated August 9, 2002 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/  DELOITTE & TOUCHE LLP
Parsippany, New Jersey
February 5, 2003